Exhibit 99.1

Allscripts closes acquisition of McKesson’s Enterprise Information Solutions business

Global healthcare leader adds Paragon and other solutions, significantly expanding client base

CHICAGO, October 2, 2017 -- Allscripts (NASDAQ:MDRX), a global leader in healthcare technology, today announced that it has closed its acquisition of McKesson Corporation’s hospital and health system IT business, known as the Enterprise Information Solutions (EIS) business. The transaction significantly expands Allscripts client base in U.S. hospitals and health systems and expands its solutions portfolio. Allscripts purchased the EIS business for $185 million in cash, subject to an adjustment for net working capital and net debt.

Allscripts will invest in and continue to offer Paragon as the integrated electronic health record (EHR) and revenue cycle management solution for the small hospital market segment, while Allscripts Sunrise™ will continue as the primary platform for larger institutions, typically with highly complex service line needs. With this transaction, the combination of Paragon and Sunrise hospitals will double Allscripts’ current EHR hospital client count in the United States.

EIS customers will now have access to Allscripts’ world-class population health management solution CareInMotion™, Revenue Cycle Management Services, post-acute and precision medicine solutions to improve patient outcomes and accelerate their transition to value-based care.

“Our highest priority is to successfully meet our clients’ complex needs today and in the future,” said Allscripts Chief Executive Officer, Paul M. Black. “It’s critical that healthcare organizations deliver the best care possible, and we expect this transaction will enable Allscripts to offer the most comprehensive, high-performing health information technology and solutions, which will help clinicians achieve our shared mission.”

“I’m excited that Sonoma Valley Hospital is now a part of the Allscripts family, and that we’re now partners with a global technology leader dedicated to its clients, our patients and healthcare innovation,” said Kelly Mather, CEO, Sonoma Valley Hospital. “Plus, with access to Allscripts’ significant suite of solutions, we’re better prepared to address our organization’s needs as the industry continues to evolve.”

Mark Zielazinski, Chief Information and Technology Integration Officer at Marin General Hospital, said, “We are a fully integrated client of the Paragon system using it in a hosted environment, which EIS manages for us. We are also a strong user of Allscripts in our multiple clinic environments. We look forward to seeing what the combined organization of Allscripts might bring to Marin General Hospital and we are willing to be an early player in integration efforts between the various products. We believe that the combined services organization and product portfolio has the potential to dramatically improve our IT infrastructure. We look forward to near-term meetings with the combined Allscripts team to determine immediate next steps.”

“This strategic move by Allscripts represents its ongoing commitment to healthcare providers and their patients,” said John Bosco, Senior Vice President Chief Information Officer, Northwell Health. “As Allscripts continues its growth by expanding its reach to new hospitals and health systems, it’s also now positioned to better meet the needs of existing clients with the expansion of its portfolio of innovative solutions.”

Black Book Research released a report today featuring the result of a survey it conducted of many Paragon users who are now joining Allscripts growing client base.

“Black Book Research conducted a survey of hundreds of representatives at more than 66 McKesson-Paragon facilities, and the response was thoroughly positive,” said Doug Brown, President and CEO of Black Book Research. “In fact, 96% of board and executive financial leaders surveyed are confidently optimistic that the Allscripts acquisition will improve Paragon client processes and technologies, and benefit their organizations.”

The full Black Book report is available here.

Taken together, Allscripts’ comprehensive hospital, health system and physician EHR portfolio — plus solutions for value-based care, revenue cycle management, IT services, precision medicine and post-acute care — will help hospitals, health systems and physicians deliver on the promise of advanced and personalized care, with improved operational and financial performance.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact or pattern. Forward-looking statements can also be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance. Actual results could differ significantly from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the expected financial contribution and results of the Enterprise Information Solutions business; the successful integration of the Enterprise Information Solutions business; and the anticipated and unanticipated expenses and liabilities related to the acquisition and the acquired Enterprise Information Solutions business.  Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K, in subsequent Form 10-Qs and in our Form 8-K filed on October 2, 2017 under the heading “Forward-Looking Statements and Risk Factors.”  Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

For more information contact:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com